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                                                                     Exhibit 5.2





                       [LETTERHEAD OF SHANLEY & FISHER]




                                                        May 5, 1995


The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey  07061-1615

Chubb Capital Corporation
c/o The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey  07061-1615

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

                 Re:      The Chubb Corporation;
                          Chubb Capital Corporation--
                          Registration Statement on Form S-3

Dear Sirs:

                 We are acting as New Jersey counsel for The Chubb Corporation, a New Jersey corporation (the "Corporation"), and Chubb Capital Corporation, a New Jersey corporation ("Capital"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of (a) securities of each class as described therein with an aggregate offering price of $400,000,000 to be issued from time to time by either the Corporation or Capital, as the case may be consisiting of: (i) senior debt securities (the "Senior Debt
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The Chubb Corporation                  2                       May 5, 1995
Chubb Capital Corporation
Davis Polk & Wardwell


Securities") to be issued by the Corporation under an indenture dated as of October 25, 1989, between the Corporation and The First National Bank of Chicago, as trustee (the "Senior Indenture"); (ii) subordinated debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities") to be issued by the Corporation under an indenture to be executed by the Corporation and the First National Bank of Chicago, as trustee (the "Subordinated Indenture); (iii) guaranteed senior debt securities (the "Guaranteed Senior Debt Securities") to be issued by Capital under an indenture dated as of October 25, 1989, between Capital, the Corporation, as guarantor, and The First National Bank of Chicago, as trustee (the "Senior Capital Indenture"); (iv) guaranteed subordinated debt securities (the "Guaranteed Subordinated Debt Securities" and together with the Guaranteed Senior Debt Securities, the "Guaranteed Debt Securities") to be issued by Capital under an indenture to be executed by Capital, the Corporation, as guarantor, and The First National Bank of Chicago, as trustee (the "Subordinated Capital Indenture"); (v) common stock of the Corporation (the "Common Stock"); (vi) preferred stock of the Corporation (the "Preferred Stock"); (vii) preferred stock depositary shares (the "Depositary Shares") to be issued by the Corporation under a deposit agreement to be entered into between the Corporation, a depositary and holders of depositary receipts (the "Deposit Agreement"); (viii) debt warrants to be issued by the Corporation (the "Corporation Debt Warrants") under a debt warrant agreement to be entered into between the Corporation and a debt warrant agent (the "Corporation Debt Warrant Agreement"); (ix) debt warrants to be issued by Capital (the "Capital Debt Warrants" and together with the Corporation Debt Warrants, the "Debt Warrants") to be issued by Capital under a debt warrant agreement to be entered into between Capital and a debt warrant agent (the "Capital Debt Warrant Agreement"); and (x) stock warrants to be issued by the Corporation (the "Stock Warrants" and together with the Debt Warrants, the "Warrants") under a stock warrant agreement to be entered into between the Corporation and a stock warrant agent (the "Stock Warrant Agreement") and (b) the guarantees by the Corporation of the payment of principal of and premium, if any, and interest on each of the Guaranteed Senior Debt Securities (the "Senior Guarantees") and the
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The Chubb Corporation                  3                       May 5, 1995
Chubb Capital Corporation
Davis Polk & Wardwell


Guaranteed Subordinated Debt Securities (the "Subordinated Guarantees").

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

                 Based upon the foregoing, we are of the opinion that each of the Corporation and Capital is a corporation duly organized and validly existing under the laws of the State of New Jersey.

                 Based upon the foregoing, we are of the further opinion that when the Registration Statement has become effective under the Act, then:

                 (1) When the Subordinated Indenture or the Subordinated Capital Indenture, as the case may be, if applicable, has been duly authorized and executed by the parties thereto, the Debt Securities and, if applicable, the Senior Guarantees or Subordinated Guarantees, as the case may be, when issued in accordance with the terms of the relevant Indenture will be valid and binding obligations of the Corporation or Capital, as the case may be.

                 (2) When the issuance of any shares of Common Stock or Preferred Stock has been duly authorized under New Jersey law and such shares are issued, such shares will be validly issued, fully-paid and nonassessable.

                 (3) When any Warrant Agreement has been duly authorized and executed by the parties thereto, any Warrants when issued in accordance with the terms of the relevant Warrant Agreement will be valid and binding obligations of the Corporation or Capital, as the case may be.

                 (4) When the Deposit Agreement has been duly authorized and executed by the parties thereto, and Preferred Stock has been deposited thereunder, any Depositary Shares when issued in accordance with the terms thereof will be valid and binding instruments in
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Chubb Capital Corporation
Davis Polk & Wardwell


         accordance with their terms and the terms of the Deposit Agreement.

                          We hereby consent to the filing of this opinion as an
exhibit to the Registration Statement. We also consent to the reference to us under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.


                                                   Very truly yours,


                                                   /s/ Shanley & Fisher, P.C.